Exhibit 99.1

Monroe Capital Corporation BDC Announces Second Quarter Financial Results

CHICAGO, IL, August 8, 2017 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the second quarter ended June 30, 2017.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Second Quarter 2017 Financial Highlights

•	Net investment income of $6.1 million, or $0.35 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $6.1 million, or $0.35 per share

•	Net increase in net assets resulting from operations of $1.0 million, or $0.06 per share
•	Net asset value (“NAV”) of $284.3 million, or $14.05 per share

•	Completed secondary offering totaling $49.6 million in proceeds, net of underwriting and issuance costs

•	Paid quarterly dividend of $0.35 per share on June 30, 2017

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another quarter of strong earnings for the second quarter of 2017, with Adjusted Net Investment Income of $0.35 per share, representing the 13th straight quarter where per share Adjusted Net Investment Income met or exceeded our quarterly dividend per share. We have also made our 19th consecutive quarterly dividend payment to our shareholders without any reduction in our distributions. We are pleased to have been able to continue to grow the portfolio during the quarter despite seeing a significant amount of prepayment activity, increasing our portfolio by $27.4 million to $445.5 million as of quarter end. During the quarter we completed an equity capital raise which generated net proceeds of approximately $49.6 million. This equity capital raise combined with our available capacity on our revolving credit facility and our access to $29.4 million in additional SBA-guaranteed debentures, will allow us to continue to grow our portfolio and create long term value for our shareholders.”

Monroe Capital Corporation is the business development company affiliate of the award winning private debt investment firm and lender, Monroe Capital LLC.

Selected Financial Highlights

(in thousands, except per share data)

	June 30, 2017	March 31, 2017
Consolidated Statements of Assets and Liabilities data:	(unaudited)	(unaudited)
Investments, at fair value	$445,549	$418,149
Total assets	$465,012	$438,697
Net asset value	$284,308	$239,606
Net asset value per share	$14.05	$14.34

	For the quarter ended
	June 30, 2017	March 31, 2017
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$6,088	$6,034
Adjusted net investment income (1)	$6,088	$5,859
Net gain (loss) on investments, secured borrowings and foreign currency borrowings	$(5,064)	$(3,465)
Net increase in net assets resulting from operations	$1,024	$2,569

Per share data:
Net investment income	$0.35	$0.36
Adjusted net investment income (1)	$0.35	$0.35
Net gain (loss) on investments, secured borrowings and foreign currency borrowings	$(0.29)	$(0.21)
Net increase in net assets resulting from operations	$0.06	$0.15

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(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Review

The Company had debt and equity investments in 67 portfolio companies, with a total fair value of $445.5 million, as of June 30, 2017 as compared to debt and equity investments in 65 portfolio companies, with a total fair value of $418.1 million, as of March 31, 2017. The Company’s portfolio consists primarily of first lien loans, representing 87.2% of the portfolio as of June 30, 2017 and 83.9% of the portfolio as of March 31, 2017. As of June 30, 2017, the weighted average contractual and effective yield on the Company’s investments was 9.4% and 9.6%, respectively, as compared to the weighted average contractual and effective yield of 9.6% and 9.7%, respectively, as of March 31, 2017. Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity).

Financial Review

Net investment income for the quarter ended June 30, 2017 totaled $6.1 million, or $0.35 per share, compared to $6.0 million, or $0.36 per share, for the quarter ended March 31, 2017. Adjusted Net Investment Income was $6.1 million, or $0.35 per share, for the quarter ended June 30, 2017, compared to $5.9 million, or $0.35 per share, for the quarter ended March 31, 2017. The Company believes that Adjusted Net Investment Income is a consistent measure of the Company’s earnings – see Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below. Investment income for the quarter ended June 30, 2017 totaled $12.3 million, compared to $12.0 million for the quarter ended March 31, 2017. The $0.3 million increase during the quarter was primarily as a result in the increase in the size of the Company’s average investment portfolio. Total expenses for the quarter ended June 30, 2017 totaled $6.2 million (net of an incentive fee waiver of $250 thousand), compared to $6.0 million for the the quarter ended March 31, 2017. The $0.2 million increase during the quarter was primarily driven by an increase in interest expense.

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Net gain (loss) on investments, secured borrowings and foreign currency borrowings was ($5.1) million for the quarter ended June 30, 2017, compared to ($3.5) million for the quarter ended March 31, 2017. The net loss on investments, secured borrowings and foreign currency borrowings during the quarter ended June 30, 2017 was primarily the result of net unrealized mark-to-market losses on investments in the portfolio during the quarter, partially offset by realized gains on the portfolio. Most all of the negative adjustment during the period was attributed to one source, common equity in Rockdale Blackhawk, LLC, which experienced a valuation decline during the period. As a reminder, the Company received its common equity ownership in Rockdale Blackhawk, LLC as part of a senior secured debt financing for free, and therefore, did not make any cash investment in the equity. The debt investment in Rockdale Blackhawk, LLC is valued around par as of June 30, 2017.

Net increase in net assets resulting from operations was $1.0 million, or $0.06 per share, for the quarter ended June 30, 2017, compared to $2.6 million, or $0.15 per share, for the quarter ended March 31, 2017. This decrease is primarily the result of net unrealized mark-to-market losses on investments during the quarter, partially offset by an increase in net realized gains on investments. The Company’s NAV decreased on a per share basis to $14.05 per share at June 30, 2017 from $14.34 per share at March 31, 2017. This decrease in NAV per share was primarily driven by unrealized mark-to-market losses on a specific investment in the quarter as discussed above, as well as dividends paid in excess of net investment income in the quarter as a result of the late second quarter timing of our most recent equity capital raise. The Company currently believes that neither of these specific items are of a recurring nature and should not affect future quarter performance.

Liquidity and Capital Resources

At June 30, 2017, the Company had $9.9 million in cash, $5.3 million in restricted cash at Monroe Capital Corporation SBIC LP (“MRCC SBIC,” the Company’s wholly-owned SBIC subsidiary), $93.8 million of total debt outstanding on its revolving credit facility and $85.6 million in outstanding Small Business Administration (“SBA”) debentures. As of June 30, 2017, the Company had $106.2 million available for additional borrowings on its revolving credit facility and $29.4 million in available SBA-guaranteed debentures.

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SBIC Subsidiary

As of June 30, 2017, MRCC SBIC had $57.6 million in leverageable capital, $5.3 million in cash and $143.7 million in investments at fair value. Additionally, MRCC SBIC had $85.6 million in SBA-guaranteed debentures outstanding.

As of June 30, 2017, Company has made all required leverageable capital contributions to MRCC SBIC in order to access the remaining $29.4 million in available SBA-guaranteed debentures. The SBA-guaranteed debentures are long-term, fixed rate financing with the advantage of being excluded from the Company’s 200% asset coverage test under the Investment Company Act of 1940.

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and excise taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	June 30, 2017		March 31, 2017
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$6,088	$0.35	$6,034	$0.36
Net capital gains incentive fee	-	-	(175)	(0.01)
Excise taxes	-	-	-	-
Adjusted Net Investment Income	$6,088	$0.35	$5,859	$0.35

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

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Second Quarter 2017 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Wednesday, August 9, 2017 at 12:00 pm ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID #54868542.

For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended June 30, 2017 to be filed with the Securities and Exchange Commission (www.sec.gov) on August 8, 2017.

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MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	June 30, 2017	March 31, 2017
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$392,787	$358,883
Non-controlled affiliate company investments	43,290	49,219
Controlled affiliate company investments	9,472	10,047
Total investments, at fair value (amortized cost of: $456,772 and $422,102, respectively)	445,549	418,149
Cash	9,904	5,483
Restricted cash	5,344	10,555
Interest receivable	3,562	3,056
Other assets	653	1,454
Total assets	465,012	438,697

LIABILITIES
Debt:
Revolving credit facility	93,845	136,000
SBA debentures payable	85,600	60,000
Total debt	179,445	196,000
Less: Unamortized deferred financing costs	(4,641)	(4,268)
Total debt less unamortized deferred financing costs	174,804	191,732
Secured borrowings, at fair value (proceeds of: $0 and $1,320, respectively)	-	1,315
Interest payable	870	820
Management fees payable	1,903	1,805
Incentive fees payable	1,210	1,465
Accounts payable and accrued expenses	1,917	1,917
Directors’ fee payable	-	37
Total liabilities	180,704	199,091
Net assets	$284,308	$239,606

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 20,240 and 16,712
shares issued and outstanding, respectively	$20	$17
Capital in excess of par value	286,269	235,516
Undistributed net investment income (accumulated distributions in excess of net investment income)	6,278	7,268
Accumulated net realized gain (loss) on investments and secured borrowings	2,981	754
Accumulated net unrealized gain (loss) on investments, secured borrowings and foreign currency borrowings	(11,240)	(3,949)
Total net assets	$284,308	$239,606
Net asset value per share	$14.05	$14.34

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MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the quarter ended
	June 30, 2017	March 31, 2017
	(unaudited)
Investment income:
Interest income:
Non-controlled/non-affiliate company investments	$10,053	$10,055
Non-controlled affiliate company investments	1,111	1,196
Controlled affiliate company investments	217	177
Total interest income	11,381	11,428
Dividend income:
Non-controlled/non-affiliate company investments	250	250
Total dividend income	250	250
Fee income:
Non-controlled/non-affiliate company investments	637	328
Total fee income	637	328
Total investment income	12,268	12,006

Operating expenses:
Interest and other debt financing expenses	2,184	2,010
Base management fees	1,903	1,805
Incentive fees	1,460	1,290
Professional fees	286	291
Administrative service fees	301	330
General and administrative expenses	259	209
Directors’ fees	37	37
Total expenses	6,430	5,972
Incentive fee waiver	(250)	-
Total expenses, net of incentive fee waiver	6,180	5,972

Net investment income	6,088	6,034

Net gain (loss) on investments, secured borrowings and foreign currency borrowings:
Net realized gain (loss):
Non-controlled/non-affiliate company investments	2,161	167
Secured borrowings	66	-
Net realized gain (loss)	2,227	167

Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	497	192
Non-controlled affiliate company investments	(7,192)	(2,164)
Controlled affiliate company investments	(575)	(1,659)
Secured borrowings	(5)	(1)
Foreign currency borrowings	(16)	-
Net change in unrealized gain (loss)	(7,291)	(3,632)

Net gain (loss) on investments, secured borrowings and foreign currency borrowings	(5,064)	(3,465)

Net increase (decrease) in net assets resulting from operations	$1,024	$2,569

Per common share data:
Net investment income per share - basic and diluted	$0.35	$0.36
Net increase in net assets resulting from operations per share - basic and diluted	$0.06	$0.15
Weighted average common shares outstanding - basic and diluted	17,369	16,594

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Additional Supplemental Information:

The composition of the Company’s investment income was as follows (dollars in thousands):

	For the quarter ended
	June 30, 2017	March 31, 2017

Interest income	$10,701	$10,388
Dividend income	250	250
Fee income	637	328
Prepayment gain (loss)	322	652
Accretion of discounts and amortization of premiums	358	388
Total investment income	$12,268	$12,006

The composition of the Company’s interest expense and other debt financing expenses was as follows (dollars in thousands):

	For the quarter ended
	June 30, 2017	March 31, 2017

Interest expense - revolving credit facility	$1,385	$1,345
Interest expense - SBA debentures	518	406
Amortization of deferred financing costs	255	231
Interest expense - secured borrowings	13	21
Other	13	7
Total interest and other debt financing expenses	$2,184	$2,010

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ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC (“Monroe”) is a middle market direct lending and private credit asset management firm. Since 2004, the firm has provided private credit solutions to corporate borrowers in the U.S. and Canada.  Monroe’s middle market lending platform provides senior and junior debt financing to middle market businesses and private equity sponsors. Investment types include unitranche financings; cash flow, asset based and enterprise value based loans; and equity co-investments. Monroe is committed to being a value-added and user-friendly partner to business owners, senior management and private equity sponsors. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Dallas, Los Angeles, New York, San Francisco and Toronto. Monroe has been recognized by Private Debt Investor as the 2016 Lower Mid-Market Lender of the Year; M&A Advisor as the 2016 Lender Firm of the Year; Global M&A Network as the 2016 Small Middle Markets Lender of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company (SBIC) of the Year. For more information, please visit monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:     Monroe Capital Corporation

Investor Contact:	Aaron D. Peck
Chief Investment Officer and Chief Financial Officer
Monroe Capital Corporation
(312) 523-2363
Email: apeck@monroecap.com
Media Contact:	Emily Stoermer
BackBay Communications
(617) 391-0801
Email: emily.stoermer@backbaycommunications.com

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